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                                                               EXHIBIT EX-99.P.3

          HARRIS ASSOCIATES L.P., HARRIS ASSOCIATES SECURITIES L.P. AND
                       HARRIS ASSOCIATES INVESTMENT TRUST

                 CODE OF ETHICS AND STATEMENT ON INSIDER TRADING
                           AS AMENDED JANUARY 12, 2005

I. DEFINITIONS

A. FIRM OR HARRIS. The term "Firm" or "Harris" shall include Harris Associates L.P. ("HALP") and Harris Associates Securities L.P. ("HASLP").

B. TRUST. The term "Trust" shall mean Harris Associates Investment Trust, including any series of shares of beneficial interest of the Trust (each, a "Fund").

C. EMPLOYEE. The term "Employee" shall include any person employed by the Firm, whether on a full or part-time basis and all partners, officers, shareholders and directors of the Firm.

D. ACCESS PERSON. The term "Access Person" shall have the meaning set forth in
Section 17j-1(a)(1) of the Investment Company Act of 1940 and rules thereunder (the "Act") and Section 204A-1(e)(1) of the Investment Advisers Act of 1940 (the "Advisers Act"). Accordingly, Access Person means any director, officer, general partner, or Advisory Person (as defined below) of the Fund or HALP, but shall not include any trustee of the Trust who is not an "interested person" of the Trust.

E. ADVISORY PERSON. The term "Advisory Person" shall have the meaning set forth in Section 17j-1(a)(2) of the Act. Accordingly, Advisory Person means any Employee of the Firm, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities (as defined below) by a Client (as defined below), or whose functions relate to the making of any recommendations with respect to purchases and sales. For the purpose of this Code, each Employee of the Firm with an office at the Firm's principal place of business shall be deemed to be an Advisory Person.

F. PERSONS SUBJECT TO THIS CODE. Each Employee is subject to this Code.

G. COVERED SECURITY. The term "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, (1) including any right to acquire such security, except that it shall not include

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(1)  SEC. 2(A)(36) "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value


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securities which are direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debit instruments (including repurchase agreements), and shares issued by open-end investment companies other than Reportable Funds (defined below).

H. REPORTABLE FUND. The term "Reportable Fund" shall have the meaning set forth in Section 204A-1(e)(9) of the Advisers Act. Reportable Fund means any investment company registered under the Act that is advised or sub-advised or distributed by the Firm or any affiliated company (e.g. IXIS Asset Management Advisers, Loomis Sayles, or Hansberger). Reportable Funds include, for example, open-ended investment companies and closed-end funds(2). A current list of Reportable Funds, other than money market funds, is attached as Appendix B and is maintained on the Compliance page of the Firm's intranet site.

I. BENEFICIAL INTEREST OR OWNERSHIP. The term "beneficial interest or ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and rules thereunder, which includes any interest in which a person, directly or indirectly, has or shares a direct or indirect pecuniary interest. A pecuniary interest is the opportunity, directly or indirectly, to profit or share in any profit derived from any transaction. Each person will be assumed to have a pecuniary interest, and therefore, beneficial interest or ownership, in all securities held by that person, that person's spouse, all members of that person's immediate family and adults sharing the same household with that person (other than mere roommates) and all minor children of that person and in all accounts subject to their direct or indirect influence or control and/or through which they obtain the substantial equivalent of ownership, such as trusts in which they are a trustee or beneficiary, partnerships in which they are the general partner, corporations in which they are a controlling shareholder or any other similar arrangement. Any questions an Employee may have about whether an interest in a security or an account constitutes beneficial interest or ownership should be directed to the Firm's General Counsel or Compliance Department. Examples of beneficial interest or ownership are attached as Appendix A.

J. CLIENT. The term "Client" shall mean any client of HALP, including any Fund.

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     thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

(2) Reportable Funds that are money market funds are not subject to the Code's reporting requirements or holding periods (see Section II.G - Procedures to Implement Trading Restrictions and Reporting Obligations).


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K. SPECIAL COMPLIANCE PERSON. The term "Special Compliance Person" shall mean the current Compliance Officer of IXIS Asset Management - North America.

L. IXIS OFFICER. The term " IXISOfficer" shall mean any current officer of IXIS Asset Management - North America who is also an Access Person.

II. CODE OF ETHICS

A. GENERAL STATEMENT

Harris seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in mutual funds and clients with accounts advised by the Firm is something that is highly valued and must be protected. The Firm owes a fiduciary duty to its advisory clients, and the fundamental principal of the Firm is that at all times the interests of its Clients come first. As a result, any activity which creates even the suspicion of misuse of material non-public information by the Firm or any of its Employees, which gives rise to or appears to give rise to any breach of fiduciary duty owed to any Client, or which creates any actual or potential conflict of interest between any Client and the Firm or any of its Employees or even the appearance of any conflict of interest must be avoided and is prohibited.

The Investment Company Act and rules make it illegal for any person covered by the Code, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by the Trust to:

i)   employ any device, scheme, or artifice to defraud the Trust;

ii) make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of circumstances under which they are made, not misleading or in any way mislead the Trust regarding a material fact;

iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

iv)  engage in any manipulative practice with respect to the Trust.

The restrictions on personal securities transactions contained in this Code are intended to help the Firm monitor for compliance with these prohibitions.

Additionally, the federal securities laws require that an investment adviser maintain a record of every transaction in any Covered Security and Reportable Fund in which an Access Person acquires any direct or indirect beneficial interest or ownership, except any transaction in an account in which the Access Person has no direct or indirect control or influence.


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To attempt to ensure that each Person Subject to this Code satisfies this Code and these record keeping obligations, the Firm has developed the following rules relating to personal securities trading, outside employment, personal investments with external investment managers and confidentiality.

The General Counsel, Chief Executive Officer, and Chief Compliance Officer, acting in concert, have the authority to grant written waivers of the provisions of this Code in appropriate instances. However, the Firm expects that waivers will be granted only in rare instances, and some provisions of the Code that are mandated by the Act or the Advisers Act cannot be waived.

The Firm expects all Access Persons to comply with the spirit of the Code as well as the specific rules contained in the Code. Any violations of the Code must be reported promptly to the Firm's Chief Compliance Officer.

B. COMPLIANCE WITH FEDERAL SECURITIES LAWS

More generally, Firm personnel are required to comply with applicable federal securities laws at all times. Examples of applicable federal securities laws include:

i) the Securities Act of 1933, Securities Act of 1934, Sarbanes-Oxley Act of 2002 and SEC rules thereunder;

ii)  the Investment Advisers Act of 1940 and SEC rules thereunder;

iii) the Investment Company Act of 1940 and SEC rules thereunder;

iv) Title V of the Gramm-Leach-Bliley Act of 1999 (privacy and security of client non-public information); and

v) the Bank Secrecy Act, as it applies to mutual funds and investment advisers, and SEC and Department of the Treasury rules thereunder.

C. RESTRICTIONS ON EMPLOYEE TRADING

No trading activity by an Employee in any security in which an Employee has any beneficial interest or ownership which is also the subject of a Client portfolio purchase or sale shall disadvantage or appear to disadvantage such Client transaction. Further, the following specific restrictions apply to all trading activity for Advisory Persons:

i) Any transaction in a security in anticipation of client orders
("frontrunning") is prohibited,

ii) Any transaction in a security which is the subject of a Firm recommendation is prohibited until the tenth business day following the dissemination of the recommendation, or any longer period specified in this Code,


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iii) Any transaction in a security which the Advisory Person knows or has reason to believe is being purchased or sold or considered for purchase or sale(3) by any investment company advised by the Firm is prohibited until the transaction by such investment company has been completed or consideration of such transaction has been abandoned,(4)

iv) Any same day transaction in a security in which any investment company advised by the Firm has a pending or actual transaction is prohibited. If an Advisory Person places a same day trade for such security prior to the investment company placing an order the Employee's order will be canceled,

v) Any transaction in a security within two business days after any investment company advised by the Firm has traded in that security is prohibited,

vi) Any transaction involving options, single stock futures, or other derivatives relating to any security on the Firm's approved list or which are held by any investment company advised by the Firm that appears to evade the restrictions of the Code is prohibited, and

vii) Any acquisition of an equity security in an initial public offering is prohibited.

Additionally, no Employee of the Firm shall knowingly sell to or purchase from the Funds or HAIT any security or other property except, in the case of the Funds, securities issued by the Funds.

D. PERSONAL INVESTMENTS WITH EXTERNAL MONEY MANAGERS.

     i) Investments by Advisory Persons. All investments in which an Advisory Person has any beneficial interest or ownership placed with external investment managers (including interests in limited partnerships or trust vehicles, managed accounts, variable annuities or foreign entities) or in any account in which an Advisory Person has discretion must be approved in writing by the Compliance Department and the Chief Executive Officer prior to the commitment of initial capital.

     ii) Investments by Access Persons. Additionally, Access Persons must obtain approval prior to investing or acquiring a beneficial ownership interest in a Limited Offering, whether directly or

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(3)  A security is "being considered for purchase or sale", the earlier of, when a recommendation to purchase or sell has been made and communicated or the security is placed on the research project list and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(4) Among the clients of the Firm are private investment partnerships (partnerships) in which various Employees of the Firm have equity interests. This trading prohibition shall not restrict purchases or sales for the accounts of such partnerships provided that the Trust and such accounts are treated fairly and equitably in connection with such purchases and sales.


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     indirectly. (5) A "Limited Offering is generally defined as a private placement and can include interests in real estate or oil and gas limited partnership interests and other privately placed securities and funds. Access Persons must (i) provide notice in writing to the Chief Executive Officer and the Compliance Department prior to acquiring ownership, and
     (ii) obtain the written approval of the Chief Executive Officer and the Compliance Department prior to acquiring ownership. The Compliance Department shall maintain a copy of such approval and reasons supporting the approval as provided under Section IV of this Code.

E. ADDITIONAL RESTRICTION ON FUND MANAGERS OF INVESTMENT COMPANY ACCOUNTS.

Except as permitted in Section II.E., any Access Person who is a fund manager of any registered investment company that is advised by the Firm is prohibited from buying or selling a security for an account in which he or she has a beneficial interest within fifteen calendar days before and after the investment company that he/she manages trades in that security. Any profits realized on trades within the proscribed periods shall be required to be disgorged.(6)

F. CERTAIN ACCOUNTS EXEMPT FROM REQUIREMENTS OF CODE.

Any account (including open-end investment companies and limited partnerships) for which the Firm acts as investment adviser or general partner shall be managed in accordance with the Firm's trading procedures for a Client account. Any such account shall be exempt from the provisions of Sections B, C and D of
Part II of this Code if (1) accounts of persons not affiliated with the Firm are also invested in the account or (2) the account is being operated as a model portfolio in contemplation of management of Client accounts in the same or a similar strategy.

G. PROCEDURES TO IMPLEMENT TRADING RESTRICTIONS AND REPORTING OBLIGATIONS.

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(5)  Under Rule 204A-1(c) of the Advisers Act, acquisitions of beneficial ownership in an initial public offering require pre-approval. However, the Firm's Code expressly prohibits acquisition of beneficial ownership in an initial public offering. See Section II.C. (vii) above.

(6) Any profits disgorged shall be given to a tax exempt charitable organization of Harris' choosing.


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1)   TRADING THROUGH HARRIS' TRADING DESK.

     All transactions in Covered Securities in which an Advisory Person has any beneficial interest or ownership or in any accounts in which an Advisory Person has discretion, other than fee paying accounts ("Advisory Person account"), must be processed through the Firm's trading desk.

     All transactions in Reportable Funds in which an Advisory Person has any beneficial interest or ownership must be processed (i) directly with the fund; (ii) through the Firm's mutual fund trading desk for the Advisory Person's Harris Associates Securities L.P. brokerage account; or (iii) through the Firm's Profit Sharing and Savings Plan. Reportable Funds are not allowed to be held in outside brokerage accounts. An Advisory Person may have beneficial ownership of Reportable Funds in his or her spouse's retirement or 401(k) plan held at another bank or broker. In such instances, the Advisory Person should contact the Chief Compliance Officer to apply for a waiver to transact and hold Reportable Funds through the spouse's plan.

Reportable Fund transactions effected pursuant to an automatic investment plan or in any account over which the Access Person has no direct or indirect influence or control do not need to be reported. Changes in allocations of funds connected to an automatic investment plan are considered volitional transactions and need to be reported.

Transactions at other brokers or banks are not permitted except in unusual circumstances and then only after the Advisory Person has: (i) provided notice in writing to his/her Supervisor and the Compliance Department prior to opening or placing an initial order in an account with such other broker or bank, (ii) obtained the written approval of his/her Supervisor and the Compliance Department prior to opening or placing an initial order in such account, (iii) provided such other broker or bank with a written notice of the Advisory Person's affiliation with Harris and request that copies of confirmations and statements be sent to the Firm's Compliance Department, and provide a report to the Firm that includes the name of the broker or bank with whom the account was established, the date the account was established, and the date the report is submitted. A copy of such written notice and request should also be provided to his/her Supervisor and the Compliance Department.

Even after an Advisory Person has obtained approval to execute transactions through another broker or bank, the Advisory Person must still present the Firm's trading desk with an order ticket for an order to be executed at the other broker or bank. In those exceptional situations in which it is inappropriate for the Firm's trading desk to place the order, the Advisory Person must promptly present the trading desk with a completed order ticket reflecting the details of the transaction and clearly indicating that the transaction has been completed.

2)   MONITORING OF TRADES.


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Transactions for an account of an Advisory Person that are executed through the
Firm's trading desk are to be monitored by the Trading Department and reviewed and approved by the Chief Compliance Officer (or such party to whom she delegates). These transactions are unsolicited brokerage transactions, should be so marked on the original order ticket and may not be executed if they are in conflict with discretionary orders. Should a conflict arise, sharing of executions may be approved by the Chief Investment Officer, or in his/her absence, the Trading Supervisor.

The Firm will provide to the Compliance Department information (including the title and exchange ticker symbol or CUSIP number of each Covered Security or Reportable Fund involved, the date of the transaction, the interest rate and maturity rate (if applicable), the number of shares and principal amount of each Covered Security or Reportable Fund involved, the nature of the transaction (i.e. buy/sell), the price at which the transaction was effected, the name of the broker or bank through which the transaction was effected, and the date on which the report is submitted) about transactions in the accounts of Advisory Persons who have accounts with the Firm.

Transactions at other brokers or banks, in addition to being placed through the trading desk, are to be monitored by the Compliance Department. To accomplish this, all Access Persons, except IXIS Officers, shall submit to the Compliance Department within thirty days after any transaction a report which includes the title and exchange ticker or CUSIP number of the Covered Security, the date of the transaction, the interest rate and maturity rate (if applicable), the number of shares and principal amount of each Covered Security involved, the nature of the transaction (i.e. buy/sell), the price at which the transaction was effected, the name of the broker or bank through which the transaction was effected and the date on which the report is submitted. This requirement may be satisfied by having the broker or bank send the Firm duplicate copies of confirmations and statements, provided that such confirmations and statements contain all of the information otherwise required to be provided in the report. The Compliance Department will maintain copies of all such transaction reports.

3)   CANCELLATION OF TRADES.

     Any transaction for an account of an Access Person is subject to cancellation or reversal if it is determined by either the Chief Executive Officer (or such party to whom he delegates), the Trading Supervisor, or the Compliance Department that the transaction is or was in conflict with or appeared to be in conflict with any Client transaction or any of the trading restrictions of this Code. Cancellations or reversals of transactions may be required after an extended period past the settlement date. The Trading Supervisor may also prevent the execution of orders for an Advisory Person's account if it appears that the trade may have to be canceled or reversed.

     Client transactions include transactions for any investment company managed by the Firm, any other discretionary advisory clients or any other accounts managed or advised by Employees of the Firm for a fee.


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The determination that a transaction of an Access Person may conflict with a
Client transaction will be subjective and individualized and may include questions about timely and adequate dissemination of information, availability of bids and offers, as well as many other factors deemed pertinent for that transaction or series of transactions. It is possible that a cancellation or reversal of a transaction could be costly to an Access Person or his/her family. Therefore, great care is required to adhere to the Firm's trading restrictions and avoid conflicts or the appearance of conflicts.

4)   HOLDING PERIODS FOR REPORTABLE FUNDS

No Advisory Person may purchase and sell, or conversely sell and repurchase shares of the same Reportable Fund within 30 calendar days. This restriction applies to purchases and sales IN ALL ACCOUNTS in which the Advisory Person has a beneficial ownership interest, including retirement plans and 401(k) plan investments. Note that an exchange of shares counts as a sale of shares for purposes of this prohibition.

For purposes of applying the 30-day holding period, the most recent purchase (or sale) will be measured against the sale (or purchase) in question. That is, a last-in-first-out analysis will apply.

All volitional purchase and sale transactions of Reportable Funds in any share class and in ANY account will be evaluated for purposes of applying the Holding Period, for example if an Access Person purchased a Reportable Fund in his HASLP brokerage account and sold the Reportable Fund in his 401(k) account within 30 days, he would have violated the Holding Period.

Hardship exemptions may be requested in advance from the Compliance Department. The Chief Executive Officer, General Counsel, and Chief Compliance Officer must approve any such waiver in accordance with Section II.A, above.

5)   PARTICIPATION IN DIVIDEND REINVESTMENT PLANS AND SYSTEMATIC PURCHASE PLANS.

Advisory Persons may purchase Covered Securities through dividend reinvestment plans or systematic purchase plans without processing such transactions through the Firm's trading desk. Purchases are permitted only after the Advisory Person has: (i) provided notice in writing to his/her Supervisor and the Compliance Department prior to opening an account or placing an initial purchase, and (ii) obtained the written approval of his/her Supervisor and the Compliance Department prior to opening an account or placing an initial purchase. Even after the Advisory Person has obtained approval to invest in such a plan, the Advisory Person must provide the Compliance Department with duplicate copies of statements within thirty days after the end of each calendar quarter. Such report or statements must contain all of the information required to be reported with respect to transactions in Covered Securities under II(F)(2) above. The Compliance Department will maintain copies of all such transaction reports.


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6)   REPORTING ALL OTHER SECURITIES TRANSACTIONS.

Because the obligations of an investment adviser to maintain records of Employee's personal securities transactions is broader than the type of transactions discussed above in this Section, all Employees have the following additional reporting obligations. Any transaction in a Covered Security not required to be placed through the Firm's trading desk in which an Employee has any beneficial interest or ownership (such as, real estate or oil and gas limited partnership interests and other privately placed securities and funds) must be reported to the Compliance Department or, in the case of an IXIS Officer, the Special Compliance Person. This report must be submitted within thirty days after the end of each calendar quarter and include: the title and exchange ticker symbol or CUSIP number, price, number of shares and principal amount of each Covered Security involved, the date and nature of the transaction (i.e. buy/sell), the name of the broker or bank used, if any, interest rate and maturity, if applicable, and the date on which the report is submitted. This report may be in any form, including a copy of a confirmation or monthly statement. However, no report is necessary for any transaction in an account in which the Employee has no control or influence.

     The Special Compliance Person shall forward copies of all quarterly transaction reports for IXIS Officers to the Compliance Department.

7)   INITIAL AND ANNUAL REPORTING REQUIREMENTS.

Each Access Person shall initially disclose in writing to the Compliance Department or, in the case of an IXIS Officer, the Special Compliance Person within ten business days of becoming an Access Person, and annually thereafter within forty-five business days after each calendar year-end, the title and exchange ticker or CUSIP number, type of security, number of shares and principal amount of all Covered Securities and Reportable Funds beneficially owned by such Access Person, and the date the Access Person submits the report, as of the date of becoming a Access Person or as of the preceding December 31 for annual reporting and the name of the broker or bank with whom the Access Person maintains an account in which he or she has beneficial ownership of ANY security. The first such annual report of Reportable Funds under this amended Code of Ethics shall be made by February 1, 2005 for holdings as of December 31, 2004. An Access Person need not make an Initial or Annual Report for Covered Securities held in any account over which the Employee has no direct or indirect influence or control.

     The Special Compliance Person shall forward copies of all initial and annual holdings reports for IXIS Officers to the Compliance Department. The Special Compliance Person may redact the number of shares and principal amount of all Covered Securities beneficially owned by such IXIS Officers on such initial and annual holdings reports, provided that a sealed copy of such holdings reports, including the number of shares and principal amount, is also provided to the Compliance Department. The sealed copies of such reports shall be made available for examination by the staff of the Securities and Exchange Commission, and for review by the Firm or outside legal counsel to the Firm if necessary to investigate apparent discrepancies or irregularities.


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H.   CONFIDENTIALITY & OBLIGATIONS OF EMPLOYEES

During the period of employment with the Firm an Employee will have access to certain "confidential information" concerning the Firm and its clients. This information is a valuable asset and the sole property of the Firm and may not be misappropriated and used outside of the Firm by an Employee or former Employee. "Confidential Information", defined as all information not publicly available about the business of the Firm, may include, but is not limited to, Client and prospect names and records, research, trading and portfolio information and systems, information concerning externally managed entities or accounts which have been considered or made on behalf of fee paying clients, and the financial records of the Firm and/or its Employees. In order to protect the interests of the Firm, an Employee or ex-Employee shall not, without the express written consent of the Firm's Chief Executive Officer, disclose directly or indirectly confidential information to anyone outside of the Firm. An Employee should be extremely careful to avoid inadvertent disclosures and to exercise maximum effort to keep confidential information confidential. Any questions concerning the confidentiality of information should be directed to the Chief Executive Officer or the General Counsel. An abuse of the Firm's policy of confidentiality could subject an Employee to immediate disciplinary action that may include dismissal from the Firm.

I.   OUTSIDE EMPLOYMENT, ASSOCIATIONS AND BUSINESS ACTIVITIES

1)   OUTSIDE EMPLOYMENT AND ASSOCIATIONS.

It is Harris's policy not to permit Advisory Persons to hold outside positions of authority, including that of being an officer, partner, director or employee of another business entity (except in the case of entities managed by the Firm). Also, Harris requires that all Advisory Persons make their positions with the Firm a full-time job. The approval of Harris, and in some cases the approval of the NASD, is required before any Advisory Person may hold any outside position with any business organization, regardless of whether such position is compensated or not. Any exception to this policy must be approved in writing by the Firm's Chief Executive Officer (or other person as he may delegate) and the Access Person's Supervisor, and a copy of such approval shall be provided by the Advisory Person to the Compliance Department. Any change in the status of such approved position immediately must be reported in writing to the Compliance Department and the Advisory Person's Supervisor. Any income or compensation received by an Advisory Person for serving in such position must be paid in full to the Firm. Under no circumstance may an Advisory Person represent or suggest that Harris has approved or recommended the business activities of the outside organization or any person associated with it.

2)   OUTSIDE BUSINESS ACTIVITIES.

To further avoid actual or potential conflicts of interest and to maintain impartial investment advice, and equally important, the appearance of impartial investment advice, each Advisory Person must disclose in writing to the Compliance Department any special relationships and/or investments or business activities that they or their families have which could influence the investment activities of


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the Firm. If an Employee has any questions about any activities and the need for disclosure, the Employee should be cautious and direct any questions to the Firm's General Counsel or Compliance Department.

J.   CERTIFICATION OF COMPLIANCE BY ACCESS PERSONS.

     The Firm shall distribute the Code to each Employee upon inception of employment and whenever the Code is amended, but no less frequently than annually, Each Access Person is required to certify in writing annually that (i) he or she has read and understands the Code, (ii) recognizes that he or she is subject to the Code, and (iii) he or she has disclosed or reported all Personal Securities Transactions required to be disclosed or reported under the Code

Each Access Person who has not engaged in any personal securities transactions during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in his or her annual certification.

K.   ANNUAL REPORT TO THE TRUST'S BOARD OF TRUSTEES.

     The officers of the Trust shall prepare an annual report to the board of trustees of the Trust that:

i) summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

ii) describes issues that arose during the previous year under the Code or procedures concerning personal investing, including but not limited to information about material violations of the Code and sanctions imposed;

iii) certifies to the board that the Trust has adopted procedures reasonably necessary to prevent its Investment Personnel and Access Persons from violating the Code; and

iv) identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

III. POLICY STATEMENT ON INSIDER TRADING

A.   BACKGROUND

Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission (SEC) can recover the profits gained or losses avoided through the violative trading, obtain a penalty of up to three times the illicit windfall and issue an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.


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Regardless of whether a government inquiry occurs, Harris views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to the General Counsel, or, in her absence, a member of the Stock Selection Group, or the Compliance Department. You also must notify the General Counsel, or, in her absence, a member of the Stock Selection Group or the Compliance Department immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

B.   POLICY STATEMENT ON INSIDER TRADING

No person to whom this Policy Statement applies may trade, either personally or on behalf of others (such as Clients), while in possession of material, nonpublic information; nor may such persons communicate material, nonpublic information to others in violation of the law. This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by all Access Persons (including their spouses, minor children and adult members of their households).

The section below reviews principles important to this Policy Statement.

1.   WHAT IS MATERIAL INFORMATION?

Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the General Counsel, or, in her absence, a member of the Stock Selection Group, or Compliance Department.

Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material.

2.   WHAT IS NONPUBLIC INFORMATION?

Information is "nonpublic" until it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3.   IDENTIFYING INSIDE INFORMATION

Before executing any trade for yourself or others, including Clients, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

i. Immediately alert the Trading Department to restrict trading in the security by placing the security on the restricted list maintained in the trading room. No reason or explanation should be given to the Trading Department for the restriction.

ii. Report the information and proposed trade immediately to the General Counsel, or in her absence, a member of the Stock Selection Group.

iii. Do not purchase or sell the securities on behalf of yourself or others, including Clients.

iv. Do not communicate the information inside or outside Harris other than to the above individuals.

v. After the above individuals have reviewed the issue, the Firm will determine whether the information is material and nonpublic and, if so, what action the Firm should take.

4.   CONTACTS WITH PUBLIC COMPANIES

For Harris, contacts with public companies represent an important part of our research efforts. Harris may make investment decisions on the basis of the Firm's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, an Access Person becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, Harris must make a judgment as to its further conduct. To protect yourself, Clients and the Firm, you should contact the General Counsel, or in her absence, a member of the Stock Selection Group, or Compliance Department immediately if you believe that you may have received material, nonpublic information.

5.   TENDER OFFERS

     Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Employees should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

C. PROCEDURES TO IMPLEMENT THE POLICY STATEMENT ON INSIDER TRADING

1. PERSONAL SECURITIES TRADING

The restrictions on Employee trading and procedures to implement those restrictions and the Firm's reporting obligations, which are set forth in
Section II above, constitute the same procedures to implement this Policy Statement. Review those procedures carefully and direct any questions about their scope or applicability to the General Counsel or the Compliance Department.

2. RESTRICTIONS ON DISCLOSURES

Harris Employees shall not disclose any nonpublic information (whether or not it is material) relating to Harris or its securities transactions to any person outside Harris (unless such disclosure has been authorized by Harris). Material, nonpublic information may not be communicated to anyone, including persons within Harris, except as provided in Section III(B)(3) above. Such information must be secured. For example, access to files containing material, nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

IV. RETENTION OF RECORDS

The Compliance Department or the Secretary of the Trust will maintain the records listed below for a period of five years. Such records shall be maintained at the Firm's principal place of business in an easily accessible place:

(i) a list of all persons subject to the Code during that period;

(ii) receipts signed by all persons subject to the Code acknowledging receipt of copies of the Code and acknowledging that they are subject to it;

(iii) a copy of each Code of Ethics that has been in effect at any time during the period;

(iv) a copy of each report filed pursuant to the Code and a record of any known violations and actions taken as a result thereof during the period as well as a record of all persons responsible for reviewing these reports; and

(v) a copy of any decision and the reasons supporting the decision, to approve the acquisition of Limited Offerings.

          ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS AND STATEMENT ON
                                 INSIDER TRADING
                               FOR ACCESS PERSONS

     CODE OF ETHICS. Harris Associates L.P. ("HALP"), Harris Associates Securities L.P. ("HASLP") and Harris Associates Investment Trust (the "Trust") have adopted a written Code of Ethics and Statement on Insider Trading (the "Code") to avoid potential conflicts of interest by HALP and HASLP personnel and to govern the use and handling of material non-public information. A copy of the Code is attached to this acknowledgement. As a condition of your continued employment with HALP and HASLP, and/or the retention of your position, if any, as an officer of the Trust, you are required to read, understand and abide by the Code.

     COMPLIANCE PROGRAM. The Code requires that all personnel furnish to the Compliance Department information regarding any investment account in which you have a "beneficial interest." You are also required to furnish to the Compliance Department copies of your monthly or quarterly account statements, or other documents, showing all purchases or sales of securities in any such account, or which are effected by you or for your benefit, or the benefit of any member of your household. Additionally, you are required to furnish a report of your personal securities holdings within ten days of commencement of your employment with HALP or HASLP and annually thereafter. These requirements apply to any investment account, such as an account at a brokerage house, trust account at a bank, custodial account or similar types of accounts.

     This compliance program also requires that you report any contact with any securities issuer, government or its personnel, or others, that, in the usual course of business, might involve material non-public financial information. The Code requires that you bring to the attention of the General Counsel any information you receive from any source which might be material non-public information.

     Any questions concerning the Code should be directed to the General Counsel or the Compliance Department.

     I affirm that I have read and understand the Code. I agree to the terms and conditions set forth in the Code.


-------------------------------------   ----------------
Signature                               Date

                        ANNUAL AFFIRMATION OF COMPLIANCE
                               FOR ACCESS PERSONS

I affirm that:

1. I have again read and, during the past year to the best of my knowledge, have complied with the Code of Ethics and Statement of Insider Trading (the "Code").

2. I have provided to the Compliance Department the names and addresses of each investment account that I have with any firm, including, but not limited to, broker-dealers, banks and others. (List of known accounts attached.)

3. I have provided to the Compliance Department copies of account statements or other reports showing each and every transaction in any security in which I have a beneficial interest, as defined in the Code, during the most recently ended calendar year

          or

During the most recent calendar year there were no transactions in any security in which I had a beneficial interest required to be reported pursuant to the Code.

4. I have provided to the Compliance Department a report of my personal securities holdings as of the end of the most recent calendar year, including all required information for each security in which I have any direct or indirect beneficial ownership.


-------------------------------------   ----------------
Signature                               Date

                         EXAMPLES OF BENEFICIAL INTEREST

     For purposes of the Code, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

- securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

- securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

- securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust.

- securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

- securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

- securities held by a personal holding company controlled by you alone or jointly with others;

- securities held by (i) your spouse, unless legally separated, or you and your spouse jointly, or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

- securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will NOT be deemed to have beneficial ownership of securities in the following situations:

- securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio; and

- securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

These examples are not exclusive. There are other circumstances in which you may be deemed to have a beneficial interest in a security. Any questions about whether you have a beneficial interest should be directed to the General Counsel or Compliance Department.

REPORTABLE FUNDS(7)

                             SHARE   TICKER                                       IXIS-AFFILIATED
XXI. FUND/PORTFOLIO NAME     CLASS   SYMBOL            ADVISER                      SUB-ADVISER               HOW FUND IS OFFERED
------------------------     -----   ------            -------                    ---------------             -------------------
AB Funds                      GS2    F04TOC    SBC Financial Services,    Loomis, Sayles & Company, L.P.       Southern Baptist
Extended-Duration Bond                                  Inc.                                              foundations, organizations
Fund                                                                                                        and affiliates thereof
                              GS4    F04SZM
                              GS6    F04SZZ
                              GS8
AEW Real Estate Fund           A     NRFAX       AEW Management and                    N/A                          Retail
                                                   Advisors. L.P.
                               B     NRFBX
                               C     NRCFX
                               Y     NRFYX
Calvert Variable Series       N/A     N/A     Ameritas Investment Corp.      Harris Associates, L.P.           Variable annuity/
- Ameritas Select                                                                                                variable life
Portfolio
AssetMark Real Estate         N/A     N/A       AssetMark Investment        AEW Management & Advisors,               N/A
Portfolio                                             Services                         L.P.
CDC IXIS International         A     LIERX      IXIS Asset Management      Hansberger Global Investors,             Retail
Equity Fund                                        Advisors, L.P.                      Inc.
                               B     LSIBX
                               C     LSICX
                               Y     LSIEX
CDC IXIS Moderate              A     AMDPX      IXIS Asset Management           Reich & Tang Asset                  Retail
Diversified Portfolio                              Advisors, L.P.            Management, LLC, Loomis,
                                                                             Sayles & Company, L.P.,
                                                                           Hansberger Global Investors,
                                                                          Inc., Harris Associates, L.P.
                               C     CMDPX
CDC Nvest CGM Advisor          A     NEFGX    Capital Growth Management                N/A                          Retail
Targeted Equity                                  Limited Partnership
                               B     NEBGX
                               C     NEGCX
                               Y     NEGYX
CDC Nvest Hansberger           A     NEFDX      IXIS Asset Management      Hansberger Global Investors,             Retail
International Fund                                 Advisors, L.P.                      Inc.
                               B     NEDBX
                               C     NEDCX

----------
(7) Does not include any money market funds that would otherwise fall within the definition of "reportable funds" under SEC Rule 204A-1.

CDC Nvest Harris               A     NRSAX      IXIS Asset Management        Harris Associates, L.P.                Retail
Associates Focused                                 Advisors, L.P.
Value Fund
                               A     NRSAX
                               B     NRSBX
                               C     NRSCX
CDC Nvest Harris               A     NEFOX      IXIS Asset Management        Harris Associates, L.P.                Retail
Associates Large Cap                               Advisors, L.P.
Value Fund
                               B     NEGBX                                                                          Retail
                               C     NECOX                                                                          Retail
                               Y     NEOYX                                                                      Institutional
CDC Nvest Loomis Sayles        A     NEFRX    Loomis, Sayles & Company,                N/A                          Retail
Core Plus Bond Fund                                     L.P.
                               B     NERBX                                                                          Retail
                               C     NECRX                                                                          Retail
                               Y     NERYX                                                                      Institutional
CDC Nvest Loomis Sayles        A     NEFUX    Loomis, Sayles & Company,                N/A                          Retail
Government Securities                                   L.P.
Fund
                               B     NEUBX                                                                          Retail
                               Y     NEUYX                                                                      Institutional
CDC Nvest Loomis Sayles        A     LGRRX    Loomis, Sayles & Company,                N/A                          Retail
Growth Fund                                             L.P.
                               B     LGRBX                                                                          Retail
                               C     LGRCX                                                                          Retail
                               Y     LSGRX                                                                      Institutional
CDC Nvest Loomis Sayles        A     NEFHX    Loomis, Sayles & Company,                N/A                          Retail
High Income Fund                                        L.P.
                               B     NEHBX
                               C     NEHCX
CDC Nvest Loomis Sayles        A     LIGRX    Loomis, Sayles & Company,                N/A                          Retail
Investment Grade Bond                                   L.P.
Fund
                               B     LGBBX                                                                          Retail
                               C     LGBCX                                                                          Retail
                               Y     LSIIX                                                                      Institutional
CDC Nvest Loomis Sayles        A     NEFLX    Loomis, Sayles & Company,                N/A                          Retail
Limited Term Government                                 L.P.
and Agency Fund
                               B     NELBX                                                                          Retail
                               C     NECLX                                                                          Retail
                               Y     NELYX                                                                      Institutional

CDC Nvest Loomis Sayles        A     NEFMX    Loomis, Sayles & Company,                N/A                          Retail
Massachusetts Tax Free                                  L.P.
Income Fund
                               B     NEMBX
CDC Nvest Loomis Sayles        A     NEFTX    Loomis, Sayles & Company,                N/A                          Retail
Municipal Income Fund                                   L.P.
                               B     NETBX
CDC Nvest Loomis Sayles        A     LSRRX    Loomis, Sayles & Company,                N/A                          Retail
Research Fund                                           L.P.
                               B     LSCBX                                                                          Retail
                               C     LSCCX                                                                          Retail
                               Y     LISRX                                                                      Institutional
CDC Nvest Loomis Sayles        A     NEFZX    Loomis, Sayles & Company,                N/A                          Retail
Strategic Income Fund                                   L.P.
                               B     NEZBX                                                                          Retail
                               C     NECZX                                                                          Retail
                               Y     NEZYX                                                                      Institutional
CDC Nvest Star Advisers        A     NEFSX      IXIS Asset Management        Harris Associates, L.P.;               Retail
Fund                                               Advisors, L.P.            Loomis, Sayles & Company
                                                                              L.P.; Mercury Advisors
                               B     NESBX                                                                          Retail
                               C     NECCX                                                                          Retail
                               Y     NESYX                                                                      Institutional
CDC Nvest Star Growth          A     NFGAX      IXIS Asset Management       Vaughan Nelson Investment               Retail
Fund                                               Advisors, L.P.           Management, L.P.; Westpeak
                                                                              Global Advisors, L.P.
                               B     NFGBX
                               C     NFGCX
CDC Nvest Star Value           A     NEFVX      IXIS Asset Management       Westpeak Global Advisors,     Available to U.S. persons,
Fund                                               Advisors, L.P.            L.P.; Harris Associates,      retail, institutional &
                                                                              L.P.; Loomis, Sayles &         retirement platforms
                                                                           Company L.P.; Vaughan Nelson
                                                                           Investment Management, L.P.
                               B     NEVBX
                               C     NECVX
CDC Nvest Vaughan Nelson       A     NEFJX      IXIS Asset Management       Vaughan Nelson Investment            Retail fund
Small Cap Value Fund                               Advisors, L.P.                Management, L.P.
                               B     NEJBX
                               C     NEJCX
CDC Nvest Westpeak             A     NEFCX      IXIS Asset Management     Westpeak Global Advisors, L.P.  Available to U.S. persons,
Capital Growth Fund                                Advisors, L.P.                                          retail, institutional &
                                                                                                             retirement platforms
                               B     NECBX
                               C     NECGX

Delafield Fund, Inc.          N/A    DEFIXX      Reich & Tang Asset                    N/A                  Retail/Offered in 401K
                                                   Management, LLC                                                 account
Frank Russell Investment       C      N/A     Frank Russell Investment      AEW Management & Advisors,
Co.- Real Estate                                 Management Company                    L.P.
Securities Fund
                               E                                                                                    Retail
                               S                                                                                Institutional
Harris Associates Large        A     NEFOX      IXIS Asset Management        Harris Associates, L.P.                Retail
Cap Value Fund                                     Advisors, L.P.
Hillview Alpha Fund -         N/A    HLLAX      Hillview Advisors LLC        Harris Associates, L.P.       Hillview Capital clients
Domestic                                                                                                             only
Hillview Alpha Fund -         N/A    HLIAX      Hillview Advisors LLC        Harris Associates, L.P.       Hillview Capital clients
International                                                                                                        only
Laudus International       Investor  SWOIX    Charles Schwab Investment      Harris Associates, L.P.                Retail
Marketmasters Fund           shares               Management, Inc.
                            Select   SWMIX
                            shares
Laudus U.S.                Investor  SWOGX    Charles Schwab Investment      Harris Associates, L.P.                Retail
Marketmasters Fund          shares               Management, Inc.
                            Select   SWMGX
                            shares
Loomis Sayles Aggressive       I     LSAIX    Loomis, Sayles & Company,                N/A                      Institutional
Growth Fund                                             L.P.
                               R     LAGRX                                                                          Retail
Loomis Sayles Benchmark        I     LSCFX    Loomis, Sayles & Company,                N/A                      Institutional
Core Bond                                               L.P.
                               R     LBCRX                                                                          Retail
Loomis Sayles Bond Fund        I     LSBDX    Loomis, Sayles & Company,                N/A
                                                        L.P.
                               R     LSBRX                                                                      Institutional
                             ADMIN   LBFAX                                                                          Retail
                               I     LSBDX                                                                      Institutional
Loomis Sayles Fixed            I     LSFIX    Loomis, Sayles & Company,                N/A                      Institutional
Income Fund                                             L.P.
Loomis Sayles Global           I     LSBGX    Loomis, Sayles & Company,                N/A                      Institutional
Bond Fund                                               L.P.
                               R     LSGLX                                                                          Retail
Loomis Sayles High            N/A     N/A     Loomis, Sayles & Company,                N/A                      Institutional
Income Opportunities Fund                               L.P.
Loomis Sayles                  I     LSHIX    Loomis, Sayles & Company,                N/A                      Institutional
Institutional High                                      L.P.
Income Fund

Loomis Sayles                  I     LSDIX    Loomis, Sayles & Company,                N/A                      Institutional
Intermediate Duration                                   L.P.
Fixed Income Fund
Loomis Sayles Investment       I     LSIGX    Loomis, Sayles & Company,                N/A                      Institutional
Grade Fixed Income Fund                                 L.P.
Loomis Sayles Mid Cap          I      N/A     Loomis, Sayles & Company,                N/A                      Institutional
Growth Fund                                             L.P.
Loomis Sayles Small Cap        I     LSSIX    Loomis, Sayles & Company,                N/A                      Institutional
Growth Fund                                             L.P.
                               R     LCGRX                                                                          Retail
Loomis Sayles Small Cap        I     LSSCX    Loomis, Sayles & Company,                N/A                      Institutional
Value Fund                                              L.P.
                               R     LSCRX                                                                          Retail
                             ADMIN   LSVAX
Loomis Sayles Small            I     LSSGX    Loomis, Sayles & Company,                N/A                      Institutional
Company Growth Fund                                     L.P.
Loomis Sayles Tax              I     LSCGX    Loomis, Sayles & Company,                N/A                      Institutional
Managed Equity                                          L.P.
Loomis Sayles U.S.             I     LSGSX    Loomis, Sayles & Company,                N/A                      Institutional
Government Securities                                   L.P.
Fund
Loomis Sayles Value Fund       I     LSGIX    Loomis, Sayles & Company,                N/A                      Institutional
                                                        L.P.
Loomis Sayles Worldwide        I     LSWWX    Loomis, Sayles & Company,                N/A                      Institutional
Fund                                                    L.P.
The Managers Funds -           A     MBEAX     The Managers Fund, LLC     Loomis, Sayles & Company, L.P.            Retail
Balanced Fund
                               B     MBEBX                                                                          Retail
                               C     MBECX                                                                          Retail
                               Y     MBEYX                                                                      Institutional
The Managers Fund - Bond      N/A    MGFIX     The Managers Fund, LLC     Loomis, Sayles & Company, L.P.            Retail
Fund
The Managers Fund -            A     MFDAX     The Managers Fund, LLC     Loomis, Sayles & Company, L.P.            Retail
Fixed Income Fund
                               B     MFDBX                                                                          Retail
                               C     MFDCX                                                                          Retail
                               Y     MFDYX                                                                      Institutional
The Managers Fund -           N/A    MGGBX     The Managers Fund, LLC     Loomis, Sayles & Company, L.P.            Retail
Global Bond Fund
Mass Mutual Focused            A     MFVAX    Massachusetts Mutual Life      Harris Associates, L.P.      Retail - retirement plans
Value Fund                                          Insurance Co.                                                    only
                               N     MFVNX
                               L     MMFVX
                               S     MFVSX

                               Y     MMFYX
Mass Mutual                    A     MOSAX    Massachusetts Mutual Life      Harris Associates, L.P.      Retail - retirement plans
International Overseas                              Insurance Co.                                                    only
Fund
                               N     MOSNX
                               L     MOSLX
                               S     MOSSX
                               Y     MOSYX
Masters Select                N/A    MSILX       Litman Gregory Fund         Harris Associates, L.P.                Retail
International Fund                                  Advisors, LLC
Masters Select Value Fund     N/A    MSVFX       Litman Gregory Fund         Harris Associates, L.P.                Retail
                                                    Advisors, LLC
Maxim Loomis Sayles Bond      N/A    F0001I   Maxim Capital Management,   Loomis, Sayles & Company, L.P.       Variable annuity/
Portfolio                                                LLC                                                     variable life
Maxim Loomis Sayles           N/A    F000FA   Maxim Capital Management,   Loomis, Sayles & Company, L.P.       Variable annuity/
Small Cap Value Portfolio                                LLC                                                     variable life
Metropolitan Series Fund       A      N/A      Met Life Advisers, LLC        Harris Associates, L.P.           Variable annuity/
- Harris Oakmark Focused                                                                                         variable life
Value Portfolio
                               B      N/A
                               E      N/A
Metropolitan Series Fund       A      N/A    Met Investors Advisory, LLC     Harris Associates, L.P.           Variable annuity/
- Harris Oakmark                                                                                                 variable life
International Portfolio
                               B      N/A
                               E      N/A
Metropolitan Series Fund       A      N/A      Met Life Advisers, LLC        Harris Associates, L.P.           Variable annuity/
- Harris Oakmark Large                                                                                           variable life
Cap Portfolio
                               B      N/A
                               E      N/A
Metropolitan Series Fund       A                MetLife Advisers, LLC     Loomis, Sayles & Company, L.P.       Variable annuity/
- Loomis Sayles Small                                                                                            variable life
Cap Portfolio
                               B
                               E
The Oakmark Equity and         I     OAKBX     Harris Associates, L.P.                 N/A                           Retail
Income Fund
                               II    OARBX

The Oakmark Fund               I     OAKMX     Harris Associates, L.P.                 N/A                           Retail
                               II    OARMX
The Oakmark Global Fund        I     OAKGX     Harris Associates, L.P.                 N/A                           Retail
                               II    OARGX
The Oakmark                    I     OAKIX     Harris Associates, L.P.                 N/A                           Retail
International Fund
                               II    OARIX
The Oakmark                    I     OAKEX     Harris Associates, L.P.                 N/A                           Retail
International Small Cap
Fund
                               II    OAREX
The Oakmark Select Fund        I     OAKLX     Harris Associates, L.P.                 N/A                           Retail
                               II    OARLX
Optimum Small Cap Value        A      N/A    Delaware Management Company        Reich & Tang Asset                   Retail
Fund                                                                             Management, LLC
                               B
                               C
Pioneer Real Estate            Y     PWREX       Pioneer Investment         AEW Management & Advisors,               Retail
Shares                                            Management, Inc.                     L.P.
Pioneer Real Estate           N/A     N/A        Pioneer Investment         AEW Management & Advisors,         Variable annuity/
Shares VCT Portfolio                              Management, Inc.                     L.P.                      variable life
Russell Investment Funds      N/A     N/A     Frank Russell Investment      AEW Management & Advisors,         Variable annuity/
                                                 Management Company                    L.P.                      variable life
Strategic Partners             A     PPCAX   Prudential Investments, LLC     Harris Associates, L.P.                 Retail
Mid-Cap Value
                               B     PPCBX
                               C     PPCCX
                               E     PPCZX
SunAmerica Focused             A     FOGAX        SunAmerica Asset           Harris Associates, L.P.                 Retail
Growth & Income                                   Management Corp.
                               B     FOGBX
                               C     FOGTX
                               X     FOGZX
SunAmerica Focused Large       A     SSLAX        SunAmerica Asset           Harris Associates, L.P.                 Retail
Cap                                               Management Corp.
                               B     SELBX
                               C     SSLTX
SunAmerica Focused             A     SFINX        SunAmerica Asset           Harris Associates, L.P.                 Retail
International                                     Management Corp.
                               B      N/A
                               C      N/A
SunAmerica Seasons             A     SEFIA      AIG SunAmerica Asset         Harris Associates, L.P.           Variable annuity/
Focused Growth & Income                           Management Corp.                                               variable life

                               B     SEFIB
                               C      N/A
USAA Growth and Tax           N/A    USBLX    USAA Investment Management  Loomis, Sayles & Company, L.P.             Retail
Strategy Fund                                          Company
USAA Growth Fund              N/A    USAAX    USAA Investment Management  Loomis, Sayles & Company, L.P.             Retail
                                                       Company
Wilmington Trust Real         N/A     N/A     Rodney Square Management      AEW Management & Advisors,                N/A
Estate Portfolio                                     Corporation                       L.P.